UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 25, 2020

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.

On February 25, 2020, Team, Inc. (“we,” “our,” “us,” or the “Company”) issued a press release announcing that our Board of Directors unanimously appointed Amerino Gatti, our Chief Executive Officer, to the additional position of Chairman of the Board of Directors effective immediately. Mr. Gatti has been a member of our Board of Directors and Chief Executive Officer since January 2018.

Also on February 25, 2020, the Company announced that our Board of Directors has designated Louis A. Waters as the Lead Independent Director, effective immediately. Mr. Waters had served as the non-executive Chairman of the Board since May 2017 and previously served as the Lead Director from June 2007 until May 2017. Mr. Waters has been a member of the Board of Directors since 1998.

A copy of the Company's press release issued February 25, 2020 regarding the matters described in Item 8.01 of this Current Report on Form 8-K is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit number	Description

99.1	Team, Inc.’s Press Release dated February 25, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary
Dated: February 25, 2020